Exhibit 23.1

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

May 7, 2013

Forest Oil Corporation

707 Seventeenth Street

Suite 3600

Denver, Colorado   80202

Ladies and Gentlemen:

We hereby consent to the inclusion of the name DeGolyer and MacNaughton, references to our firm, and the information regarding our review of the Forest Oil Corporation (“Forest”) estimates of reserves in the sections “Preparation of Reserves Estimates,” “Independent Audit of Reserves,” “Risk Factors,” and in Note 15 of the Annual Report on Form 10-K of Forest Oil Corporation for the year ended December 31, 2012 (the “10-K”), and to the inclusion of our report dated January 28, 2013, with respect to our audit of net proved crude oil, condensate, natural gas liquids, and natural gas reserves of Forest as of December 31, 2012, as exhibit 99.1 to the 10-K.  We further consent to the incorporation by reference of the foregoing into Forest’s Registration Statement on Form S-8, in the context in which they appear.

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716